Exhibit 99.1

Editorial Contact:

Lisa Murray

McGrath/Power Public Relations

+1 408-727-0351

lisam@mcgrathpower.com

Investor Contact:

Mariza Costa

Sapphire Investor Relations

+1 917-841-7900

mariza@sapphireinvestorrelations.com

ActivIdentity Names Jason Hart Chief Executive Officer

Fremont, CA (February 22, 2006) – ActivCard Corp. d/b/a ActivIdentity (NASDAQ: ACTI), a global leader in digital identity assurance, has today named Jason Hart chief executive officer. Hart, a member of the company’s board of directors, a major shareholder, and senior vice president of sales and marketing, assumes leadership of ActivIdentity from Ben C. Barnes.

“We thank Ben for his dedication and hard work during his tenure,” said Dr. Richard A. Kashnow, chairman of the board. “His leadership of the acquisition and integration of Protocom has strengthened the company and helped to enable a smooth internal succession.”

Hart joined ActivIdentity in August 2005 through the acquisition of Protocom, a global leader in enterprise single sign-on technology. As founder and chief executive officer of Protocom, Hart established the company in 1989, and by 2004 was the fastest growing Australian software developer in terms of revenue and employment growth[1].

“Jason’s record of accomplishment, industry experience, and his entrepreneurial approach make him well qualified to lead our company into the next phase of our development,” said Kashnow.

[1]	2004 Deloitte Touche Fast Technology 50

Kashnow also announced the board’s appointment of Thomas Jahn as chief operating officer. Jahn was formerly the company’s chief restructuring and integration officer. He joins company founder and president, Yves Audebert, and Mark Lustig, whose appointment as chief financial officer was recently announced, as a member of the executive management team.

“With the acquisition of Protocom seven months ago and having Jason join the company both as a member of the board and senior manager, I had always envisioned him as a successor to me as CEO”, said Ben C Barnes. “Recently we completed rounding out the executive team with the appointment of Mark Lustig as CFO. I have taken ActivIdentity up to this key transition point and believe it is time to step aside prior to the annual shareholder meeting next week. I have every confidence that with Jason’s leadership the company will execute the business plans we have put in place.”

“I am excited to be taking the helm of ActivIdentity at this point of market growth and corporate opportunity,” said Hart. “Our history, product and patent portfolio, and industry expertise in serving a global customer base make ActivIdentity well suited to exploit the growing digital identity markets.”

About Jason Hart

Mr. Hart founded Protocom in 1989 and has received many awards and international recognition for his business acumen, innovation and leadership in the information and communication technology sector.

Shareholder meeting

The company will hold a shareholder meeting at 1pm PST Monday 24 February 2006.

About ActivIdentity (ActivCard)

ActivCard d/b/a ActivIdentity is a global provider of digital identity assurance solutions that allow customers to issue, use and manage trusted digital identities for secure transactions, communication and access to information. The Company’s solutions include secure remote access, single sign-on, enterprise access cards, and multi-channel identification and verification. More than ten million users globally in the enterprise, government and financial industries use the Company’s solutions to safely and efficiently interact electronically. Headquartered in Fremont, Calif., the Company has development centers in the United States, Australia, France, and the United Kingdom and sales and service centers in more than ten countries. For more information, visit www.actividentity.com.

The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include risks relating to changes to our management team,, the integration of acquired business and technologies, and other risks identified under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, and in subsequent Quarterly Reports on Form 10-Q, which are filed with the United States Securities and Exchange Commission (SEC). Copies of these filings are available from the Company and on the SEC’s website at www.sec.gov. Actual results, events and performance may differ materially from our forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

ActivIdentity and ActivCard are registered trademarks in the United States and/or other countries. All other trademarks are the property of their respective owners in the United States and/or other countries.

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